Exhibit 99.1

NASDAQ Grants Eightco’s Request for Continued Listing on The Nasdaq Capital Market

Continued listing is subject to meeting certain conditions by August 23, 2024 including maintaining a minimum bid price of $1.00 or more for a minimum of ten consecutive trading sessions

Easton, PA, July 1, 2024 (GLOBE NEWSWIRE) – Eightco Holdings Inc. (NASDAQ: OCTO) (the “Company” or “Eightco”) is pleased to announce that a Hearings Panel of the Nasdaq Stock Market has granted the Company’s request for continued listing on The Nasdaq Capital Market, subject to the Company meeting certain conditions by August 23, 2024. These conditions include requiring the closing bid price of the Company’s common stock to equal or exceed $1.00 per share for a minimum of ten (10) consecutive trading sessions. In order to meet the conditions required by the Hearings Panel, the Company has filed a preliminary proxy statement with the Securities and Exchange Commission seeking shareholder approval to effect a reverse stock split of all of the outstanding shares of the Company’s common stock at a ratio of 1-for-5.

As previously announced, the Company has implemented significant steps during the first half of 2024 to strengthen its financial position, primarily addressing issues related to the Company’s legacy business. These steps have improved the Company’s shareholder equity by over $23 million through the following:

●	Repaying restrictive promissory notes and eliminating 5.8 million warrants related to such notes
●	Cancelling $3.0 million in interest obligations
●	Converting $1.1 million of interest obligations into 1.4 million shares of the Company’s common stock, of which 87.6% went to the founding members of the Company’s subsidiary, Forever 8 Fund LLC (“Forever 8”)
●	Cancelling earnout consideration owed to the former members of Forever 8 from the Company’s acquisition of Forever 8, which had a fair value of $6.1 million
●	Cancelling $5.4 million in other outstanding promissory notes
●	Cancelling a $6.5 million liability to Vinco Ventures, Inc., the Company’s former parent company
●	Cancelling a $0.93 million lease liability

The Company currently has approximately 8.8 million shares outstanding, resulting in a market capitalization of approximately $4.0 million based on the closing price of the Company’s common stock on June 28, 2024. Management believes the current market capitalization may not fully reflect the Company’s substantial progress in enhancing shareholder equity and operational efficiencies described above.

About Eightco

Eightco (NASDAQ: OCTO) is committed to growth of its subsidiaries, made up of Forever 8 Fund LLC, an inventory capital and management platform for e-commerce sellers, and Ferguson Containers, Inc., a provider of complete manufacturing and logistical solutions for product and packaging needs, through strategic management and investment. In addition, the Company is actively seeking new opportunities to add to its portfolio of technology solutions focused on the e-commerce ecosystem through strategic acquisitions. Through a combination of innovative strategies and focused execution, Eightco aims to create significant value and growth for its portfolio companies and stockholders.

For additional information, please visit www.8co.holdings

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this press release other than statements of historical fact could be deemed forward looking. Words such as “plans,” “expects,” “will,” “anticipates,” “continue,” “expand,” “advance,” “develop” “believes,” “guidance,” “target,” “may,” “remain,” “project,” “outlook,” “intend,” “estimate,” “could,” “should,” and other words and terms of similar meaning and expression are intended to identify forward-looking statements, although not all forward-looking statements contain such terms. Forward-looking statements are based on management’s current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: Eightco’s ability to regain and maintain compliance with the Nasdaq’s continued listing requirements; unexpected costs, charges or expenses that reduce Eightco’s capital resources; Eightco’s inability to raise adequate capital to fund its business; the inability to innovate and attract users for Eightco’s and its subsidiaries’ products; future legislation and rulemaking negatively impacting digital assets; and shifting public and governmental positions on digital asset mining activity. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. For a discussion of other risks and uncertainties, and other important factors, any of which could cause Eightco’s actual results to differ from those contained in forward-looking statements, see Eightco’s filings with the Securities and Exchange Commission (the “SEC”), including in its Annual Report on Form 10-K filed with the SEC on April 1, 2024, as amended. All information in this press release is as of the date of the release, and Eightco undertakes no duty to update this information or to publicly announce the results of any revisions to any of such statements to reflect future events or developments, except as required by law.

For further information, please contact:

Investor Relations
investors@8co.holdings